Exhibit 10.40

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

FIRST AMENDMENT TO EXCLUSIVE LICENSE AGREEMENT FOR AXON

GROWTH TECHNOLOGIES

THIS FIRST AMENDMENT TO THE EXCLUSIVE LICENSE AGREEMENT FOR AXON GROWTH TECHNOLOGIES (the “Amendment”) is made and entered into effective as of December 15, 2002 (the “Amendment Effective Date”), by and between RENOVIS, INC., a Delaware corporation (“Renovis”) having its place of business at 270 Littlefield Avenue, South San Francisco, CA 94080, and THE REGENTS OF THE UNIVERSITY OF CALIFORNIA, a California corporation (“The Regents”) whose legal address is 1111 Franklin Street, 12 Floor, Oakland, California 94607-5300, acting through its Office of Technology Licensing at the University of California, Berkeley, California 94720-1620. Renovis and The Regents may be referred to herein as a “Party” or, collectively, as “Parties”.

RECITALS

A. Renovis and The Regents entered into an Exclusive License Agreement for Axon Growth Technologies (the “Agreement”) effective June 1, 2001, whereby The Regents granted to Renovis an exclusive license to certain axon growth technologies potentially useful for discovering and developing therapeutic drugs.

B. The Parties desire to amend the terms of the Agreement as provided in this Amendment to modify certain payment obligations that Renovis owes to The Regents in consideration for issuance to The Regents of sixty thousand (60,000) shares of Renovis’ common stock, to be granted under that certain Stock Purchase Agreement entered into between the Parties concurrently with this Agreement.

NOW, THEREFORE, the Parties agree as follows:

1.	AMENDMENT OF THE AGREEMENT

The Parties hereby agree to amend the terms of the Agreement as provided below, effective as of the Amendment Effective Date. To the extent that the Agreement is explicitly amended by this Amendment, the terms of the Amendment will control where the terms of the Agreement are contrary to or conflict with the following provisions. Where the Agreement is not explicitly amended, the terms of the Agreement will remain in force. Capitalized terms used in this Amendment that are not otherwise defined herein shall have the same meanings as such terms are defined in the Agreement.

1.1 Amendment of Article 2 of the Agreement. A new Article 2.8 is hereby added to Article 2 of the Agreement, reading in its entirety as follows:

“2.8 “[*] AGREEMENT” means the exclusive license between LICENSEE and REGENTS for [*]/Small Molecule, and [*] Protein Technologies, UC Case nos. 1993-300, 1996-217, 1997-288, 1999-011, 1999-112,1999-244, dated as of 11/25, 2002.”

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1.2 Amendment of Article 2.4 of the Agreement. Article 2.4 of the Agreement is hereby amended to read in its entirety as follows:

“2.4 “NET ROYALTIES” shall mean royalty payments due to LICENSEE on sublicensee’s sales of LICENSED PRODUCTS or LICENSED METHODS; but excluding, minimum annual royalty payments, and the transfer price of LICENSED PRODUCTS supplied at less than one hundred percent (100%) of fully burdened manufacturing costs paid by such sublicensee to LICENSEE on sales of LICENSED PRODUCTS.”

1.3 Amendment of Article 2.6 of the Agreement.

(a) Article 2.6 of the Agreement is hereby amended to delete the phrase “NET ROYALTIES” from the first sentence of such Article 2.6.

(b) Article 2.6 of the Agreement is hereby amended to replace the phrase “Section 6.8” with the phrase “Article 4.2” in the second paragraph of such Article 2.6.

1.4 Amendment of Article 4.2 of the Agreement.

(a) Subclause (a) and subclause (b) of Article 4.2 the Agreement are hereby amended to replace the phrase “SUBLICENSING FEES” with the phrase “SUBLICENSE FEES” in each subclause.

(b) A new Article 4.2(c) is hereby added to the Agreement, reading in its entirety as follows:

“(c) The greater of: (i) [*] percent ([*]%) of NET ROYALTIES due to LICENSEE under any sublicense agreement or (ii) [*] percent ([*]%) of Net Sales invoiced or otherwise charged by such sublicensee for such sales; provided that, if LICENSEE must pay to REGENTS, pursuant to the terms of the [*] AGREEMENT, a share of the payments received from such sublicense agreement, then the payment otherwise due by LICENSEE to REGENTS hereunder subclause (i) above shall be reduced to [*] percent ([*]%) of NET ROYALTIES due to LICENSEE under any sublicense agreement, or, as applicable, the payment otherwise due under subclause (ii) above shall be reduced by the amount of such payment payable to The Regents under the [*] AGREEMENT, provided further, that, in no event shall the payment described in subclause (ii) above be reduced to less than [*] percent ([*]%) of Net Sales due to LICENSEE under such sublicense agreement. If the NET ROYALTIES paid to LICENSEE by any sublicensee are lower than [*] percent ([*]%) of Net Sales actually received by a sublicensee, then LICENSEE and REGENTS shall negotiate in good faith a new fair and reasonable rate for NET ROYALTIES (which shall be less than the above rate in subclause (ii)).”

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1.5 Amendment of Article 6.1 of the Agreement. The second sentence of Article 6.1 is hereby amended to read in its entirety as follows:

“The minimum annual royalty shall be creditable against royalties due pursuant to Article 6.2 on NET SALES occurring in that calendar year and against payments due pursuant to Article 4.2 for amounts received during that calendar year.”

2.	MISCELLANEOUS

2.1 Full Force and Effect. This Amendment amends the terms of the Agreement and is deemed incorporated into, and governed by all other terms of, the Agreement. The provisions of the Agreement, as amended by this Amendment, remain in full force and effect.

2.2 Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have executed this Amendment in duplicate originals by their authorized officers as of the Effective Date.

RENOVIS, INC.		THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

By:	/s/ LYNNE ZYDOWSKY	By:	/s/ WILLIAM A. HOSKINS

Title:	S.V.P, Corporate Development	Title:	Director, UCB Office of Technology Licensing

Date:	12/16/02	Date:	Dec 18, 2002

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